UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2011

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (“Annual Meeting”) of CMS Bancorp, Inc. (the “Company”) was held on February 24, 2011. At the Annual Meeting, shareholders voted on the following four proposals and cast their votes as follows:

Proposal 1:

William V. Cuddy, Jr. and Robert P. Weisz were elected as directors to serve three-year terms expiring in 2014. The voting details are as follows:

	For	Withheld Authority	Broker Non-Vote
William V. Cuddy, Jr.	931,570	97,868	608,555
Robert P. Weisz	960,238	69,200	608,555

Proposal 2:

Proposal 2 was a proposal to ratify the appointment of ParenteBeard LLC as CMS Bancorp’s independent registered public accounting firm for the fiscal year ending September 30, 2011, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain
1,590,750	29,017	18,226

Proposal 3:

Proposal 3 was a proposal to hold an advisory vote on executive compensation, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Broker Non-Vote
953,487	46,901	29,050	608,555

Proposal 4:

Proposal 4 was a proposal to hold an advisory vote on the frequency of the advisory vote on executive compensation, as described in the proxy materials. The frequency of “1 Year” received the highest number of votes and the voting details are as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
943,124	20,641	30,900	34,773	608,555

Based on these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc. (Registrant)

February 25, 2011 (Date)	/s/ STEPHEN DOWD Stephen Dowd Senior Vice President and Chief Financial Officer